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                                                                   EXHIBIT 23.02

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated October 25, 1996 (except Note 9(b), which is as of April 15, 1997), with respect to the consolidated financial statements of Bioclear Technology, Inc. (a) included in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-25249) and related Prospectus of Waterlink, Inc. dated May 23, 1997 and (b) incorprated by reference in its Current Report on Form 8-K dated June 27, 1997, both filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG
                                          Chartered Accountants

Winnipeg, Canada
July 7, 1997